                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                                  Keane, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                                  KEANE, INC.
                  TEN CITY SQUARE BOSTON, MASSACHUSETTS 02129

                               ----------------

      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 1996

                               ----------------

  The Annual Meeting of Stockholders of Keane, Inc. (the "Company") will be held on Wednesday, May 29, 1996 at 4:30 p.m., Boston Time, at the Hale and Dorr Conference Center, 26th Floor, 60 State Street, Boston, Massachusetts, to consider and act upon the following matters:

    1. To fix the number of directors at four and to elect a Board of Directors for the ensuing year;

    2. To approve amendments to the Company's 1992 Employee Stock Purchase
  Plan;

    3. To ratify and approve the selection by the Board of Directors of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current year; and

    4. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

  Stockholders of record at the close of business on April 1, 1996 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

  All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors

                                          Norman B. Asher, Clerk

April 19, 1996

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                  KEANE, INC.
                  TEN CITY SQUARE BOSTON, MASSACHUSETTS 02129

                               ----------------

 PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 1996

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Keane, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 29, 1996, and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Clerk of the Company.

  The Board of Directors has fixed April 1, 1996 as the record date for determining stockholders who are entitled to vote at the meeting. At the close of business on April 1, 1996, there were outstanding and entitled to vote 15,957,093 shares of Common Stock of the Company, $.10 par value per share ("Common Stock"), and 288,258 shares of Class B Common Stock of the Company, $.10 par value per share ("Class B Common Stock"). Each share of Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes.

  THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1995 IS BEING MAILED TO THE COMPANY'S STOCKHOLDERS WITH THIS NOTICE AND PROXY STATEMENT ON OR ABOUT APRIL 19, 1996. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION OF WALLACE A. CATALDO, VICE PRESIDENT--FINANCE AND ADMINISTRATION, TEN CITY SQUARE, BOSTON, MASSACHUSETTS 02129. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

  As used in this Proxy Statement, the terms "Keane" and "the Company" refer to Keane, Inc. and its wholly-owned and majority-owned subsidiaries, unless the context otherwise requires.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of February 1, 1996, the beneficial ownership of the Company's outstanding Common Stock and Class B Common Stock of (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock and Class B Common Stock, (ii) each executive officer named in the Summary Compensation Table under the heading "Executive Compensation" below, and (iii) all current directors and executive officers as a group:

                                AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                             --------------------------------------------------
                                                  SHARES  PERCENTAGE
                              SHARES   PERCENTAGE   OF    OF CLASS B
                                OF     OF COMMON  CLASS B   COMMON   PERCENTAGE
NAME AND ADDRESS OF           COMMON   STOCK OUT- COMMON  STOCK OUT-  OF TOTAL
BENEFICIAL OWNERS              STOCK    STANDING   STOCK   STANDING    VOTES
- -------------------          --------- ---------- ------- ---------- ----------
John F. Keane............... 2,096,312    13.2%   127,800    44.3%      17.9%
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129
John Francis Keane
 Irrevocable Children's
Trusts (2)..................   838,750     5.3    140,000    48.6       11.9
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129
Albert O. Nicholas
Nicholas Company, Inc.
Nicholas II, Inc. (3)....... 2,460,000    15.4        --      --        13.1
 700 North Water St.
 Milwaukee, WI 53202
Janus Capital Corporation
Thomas H. Bailey
Janus Venture Fund (4)...... 1,223,750     7.7        --      --         6.5
 100 Fillmore Street
 Suite 300
 Denver, CO 80206-4923
State of Wisconsin
 Investment Board (5)....... 1,211,000     7.6        --      --         6.4
 P.O. Box 7842
 Madison, WI 53707
Edward Longo (6)............    13,993       *        --      --           *
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129
Raymond W. Paris (7)........    90,250       *        --      --           *
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129
Edward Sugrue (8)...........    11,107       *        --      --           *
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129
Wallace Cataldo (9).........    73,036       *        --      --           *
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129
All directors and officers
as a group
 (9 persons) (10)........... 2,947,612    18.4    224,242    77.8       27.5

- --------
* Less than 1% of outstanding stock of the respective class, or less than 1% of aggregate voting power, as the case may be.
(1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of February 1, 1996 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his spouse) with respect to all shares of capital stock listed as owned by such person or entity.
(2) The trustees have sole voting and investment power with respect to these shares, but disclaim any beneficial interest in such shares.
(3) The information reported is based on a Schedule 13G, dated January 26, 1996, filed with the Securities and Exchange Commission by Albert O. Nicholas, Nicholas Company, Inc. and Nicholas II, Inc. Mr. Nicholas is the president, a director and majority shareholder of Nicholas Company, Inc., in which capacity he exercises dispositive power over the shares reported by Nicholas Company, Inc. and Nicholas II, Inc. Mr. Nicholas disclaims any beneficial interest in such shares.
(4) The information reported is based on a Schedule 13G, dated February 13, 1996, filed with the Securities and Exchange Commission by Janus Capital Corporation, Thomas H. Bailey and Janus Venture Fund. Mr. Bailey is the president and chairman of the board of directors of Janus Capital Corporation and may be deemed to be the beneficial owner of the shares reported by Janus Capital Corporation and Janus Venture Fund. Mr. Bailey disclaims any beneficial interest in such shares.
(5) The information reported is based on a Schedule 13G, dated February 1996, filed with the Securities and Exchange Commission by the State of Wisconsin Investment Board.
(6) Includes options to purchase, within 60 days following February 1, 1996, 9,000 shares of Common Stock held by Mr. Longo.
(7) Includes options to purchase, within 60 days following February 1, 1996, 24,750 shares of Common Stock held by Mr. Paris.
(8) Includes options to purchase, within 60 days following February 1, 1996, 5,000 shares of Common Stock held by Mr. Sugrue.
(9) Includes options to purchase, within 60 days following February 1, 1996, 21,000 shares of Common Stock held by Mr. Cataldo.
(10) Includes options to purchase, within 60 days following February 1, 1996, 88,750 shares of Common Stock held by all directors and officers as a group.

VOTES REQUIRED

  The affirmative vote of the holders of a majority of the aggregate voting power represented by the shares of Common Stock and Class B Common Stock, voting together as a single class, present or represented at the meeting is required for the election of directors and for the approval of each of the other matters which are to be submitted to the stockholders at the meeting.

  Shares of Common Stock and Class B Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal. With respect to the required vote on any particular matter, abstentions will be treated as shares present and represented, while votes withheld by nominee recordholders who did not receive specific instructions from the beneficial owners of such shares (so called "broker non-votes") will not be treated as shares present or represented. Thus, for matters that require the affirmative vote of the holders of a majority of the aggregate voting power represented by the shares of Common Stock and Class B Common Stock, voting together as a single class, present or represented at the meeting, abstentions will have the same effect as a vote against, and broker non-votes will have no effect.

                             ELECTION OF DIRECTORS

  The persons named in the enclosed proxy (John F. Keane and Norman B. Asher) will vote to fix the number of directors at four and to elect as directors the four nominees named below, unless authority to vote for the election of directors is withheld by marking the proxy to that effect or the proxy is marked with the name of nominees as to whom authority to vote is withheld. The proxy may not be voted for more than four directors. All of the nominees are currently directors of the Company.

  Each director will be elected to hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified. If a nominee becomes unavailable, the persons acting under the proxy may vote the proxy for the election of a substitute. The Company does not anticipate that any of the nominees will be unavailable.

  The following table sets forth the name of each nominee for director and each current director, the positions and offices held by him, his age, the year in which he became a director of the Company, his principal occupation(s) and business experience for the past five years, the number of shares of Common Stock and Class B Common Stock of the Company owned by him at February 1, 1996, and the percentage of all outstanding shares of Common Stock and Class B Common Stock owned by him on such date:

                AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)(2)

  NAME, AGE, PRINCIPAL
  OCCUPATION, BUSINESS              PERCENTAGE  SHARES OF  PERCENTAGE
  EXPERIENCE AND YEAR     SHARES OF  OF COMMON   CLASS B   OF CLASS B  PERCENTAGE
   IN WHICH HE FIRST       COMMON      STOCK     COMMON   COMMON STOCK  OF TOTAL
   BECAME A DIRECTOR        STOCK   OUTSTANDING   STOCK   OUTSTANDING    VOTES
  --------------------    --------- ----------- --------- ------------ ----------
John F. Keane(3)........  2,096,312    13.2%     127,800      443%        17.9%
 Age 65. Chief Executive
Officer and  President.
Mr. Keane has been Chief
 Executive Officer and
President and a
 director of the Company
since its
 incorporation (1967).
Winston Hindle..........      1,000       *          --       --           --
 Age 65. Mr. Hindle is
currently retired. From
 September 1962 to July
1994, Mr. Hindle  served
as a Vice President and,
subsequently,  Senior
Vice President of
Digital Equipment
 Corporation, a computer
systems and services
 firm. Mr. Hindle has
served as a director of
 the Company since
February 1995.
John F. Rockart(4)......     21,262       *          --       --             *
 Age 64. Dr. Rockart is
a Senior Lecturer of
 the Center for
Information Systems
Research  at the Alfred
J. Sloan School of
Management  of the
Massachusetts Institute
of Technology.  Dr.
Rockart became a Senior
Lecturer at the  Center
in 1974 and was named as
the Director  in 1976.
Dr. Rockart has served
as a director  of the
Company since its
incorporation (1967).

  NAME, AGE, PRINCIPAL
  OCCUPATION, BUSINESS              PERCENTAGE  SHARES OF  PERCENTAGE
  EXPERIENCE AND YEAR     SHARES OF  OF COMMON   CLASS B   OF CLASS B  PERCENTAGE
   IN WHICH HE FIRST       COMMON      STOCK     COMMON   COMMON STOCK  OF TOTAL
   BECAME A DIRECTOR        STOCK   OUTSTANDING   STOCK   OUTSTANDING    VOTES
  --------------------    --------- ----------- --------- ------------ ----------
Robert A. Shafto........     --         --         --         --          --
 Age 60. Mr. Shafto is
the Chairman, Chief
 Executive Officer and
President of The New
 England, an insurance
and investment firm,
 which he joined in
1972. Mr. Shafto has
served  as a director of
the Company since
February  1994.

- --------
* Less than 1% of outstanding stock of the respective class, or less than 1% of aggregate voting power, as the case may be.
(1) Mr. Hindle serves as a director of CP Clare Corporation and Mestech, Inc. Dr. Rockart serves as a director of ComShare, Inc. and Renaissance Solutions, Inc. Mr. Shafto serves as a director of The New England and Fleet Bank of Massachusetts, N.A.
(2) Except as otherwise indicated, each nominee or director has sole voting and investment power with respect to the shares of Common Stock and Class B Common Stock listed.
(3) Does not include 838,750 shares of Common Stock or 140,000 shares of Class B Common Stock (approximately 11.9% of the aggregate voting power) held of record by Mr. Keane's wife and one other individual as trustees of three trusts of which Mr. Keane's children are the beneficiaries. With regard to these shares, Mrs. Keane and the other trustee have sole voting and investment power, but disclaim any beneficial interest in such shares.
(4) Includes 10,000 shares of Common Stock (less than 1% of the aggregate voting power) held of record by Dr. Rockart's wife. Dr. Rockart disclaims any beneficial interest in such shares.

  The Company has a standing Audit Committee comprised of Messrs. Keane, Hindle, Rockart and Shafto, which held one meeting during the year ended December 31, 1995. The Audit Committee makes recommendations to the Board of Directors relative to the appointment of the independent auditors, reviews the scope and results of the independent audit, and establishes and monitors policy relative to non-audit services provided by the independent auditors in order to ensure that the auditors are in fact independent.

  The Company has a standing Compensation Committee comprised of Messrs. Hindle, Rockart and Shafto. The Compensation Committee held one meeting during the year ended December 31, 1995. The Compensation Committee annually reviews and approves the compensation of the Company's senior executives and administers the Company's 1992 Stock Option Plan and 1992 Employee Stock Purchase Plan.

  The Company does not have a standing nominating committee.

  During the year ended December 31, 1995, the Board of Directors of the Company held six meetings, including written actions in lieu of meetings. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served, in each case during the periods that he served.

DIRECTORS' COMPENSATION

  Compensation of the Company's non-employee directors currently consists of an annual director's fee of $4,000 plus $1,000 and expenses for each meeting of the Board of Directors attended. Directors who are officers or employees of the Company do not receive any additional compensation for their services as directors.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

  The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for the three years ended December 31, 1995 (such executive officers are sometimes collectively referred to herein as the "named executive officers"):

                          SUMMARY COMPENSATION TABLE

                                 ANNUAL COMPENSATION          LONG-TERM COMPENSATION
                              -------------------------- ---------------------------------
                                                                  AWARDS           PAYOUTS
                                                         ------------------------- -------
                                                                       SECURITIES
        NAME AND                            OTHER ANNUAL  RESTRICTED   UNDERLYING   LTIP    ALL OTHER
       PRINCIPAL              SALARY  BONUS COMPENSATION    STOCK     OPTIONS/SARS PAYOUTS COMPENSATION
        POSITION         YEAR   ($)    ($)      ($)      AWARDS($)(1)     (#)        ($)      ($)(2)
       ---------         ---- ------- ----- ------------ ------------ ------------ ------- ------------
John F. Keane........... 1995 341,641  --        --            --         --         --       2,329
 President and Chief     1994 303,020  --        --            --         --         --       3,160
 Executive Officer       1993 277,475  --        --            --         --         --       4,497
Edward Longo............ 1995 257,402  --        --         20,650        --         --       3,078
 Senior Vice President   1994 223,156  --        --            --         --         --       3,212
 --Information           1993 209,831  --        --            --         --         --       3,597
 Services Division
Raymond W. Paris........ 1995 198,117  --        --            --         --         --       2,917
 Vice President and      1994 182,527  --        --            --         --         --       2,922
 General Manager--       1993 155,486  --        --            --         --         --       2,869
 Healthcare Services
 Division
Edward C. Sugrue........ 1995 177,765  --        --         20,650        --         --       2,900
 Vice President          1994 161,588  --        --            --         --         --       3,000
 --Human Resources       1993 141,401  --        --            --         --         --       2,339
Wallace A. Cataldo...... 1995 177,524  --        --            --         --         --       2,892
 Vice President          1994 157,584  --        --            --         --         --       2,215
 --Finance and           1993 131,905  --        --            --         --         --       2,302
 Administration

- --------
(1) Shares of restricted stock vest in three equal annual installments commencing on the first anniversary of the date of grant. As of December 31, 1995, the value of all such shares (whether vested or unvested) held by each of Mr. Longo and Mr. Sugrue was $22,030.
(2) "All Other Compensation" consists of contributions to the Company's 401(k) Plan on behalf of each of the named executive officers.

OPTION GRANTS DURING 1995

  The following table sets forth the number of shares of the Company's Common Stock underlying options granted, the exercise price per share and the expiration date of all options granted to each of the named executive officers during 1995:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                         -------------------------------------------------
                                                                            POTENTIAL REALIZABLE
                                         PERCENT                              VALUE AT ASSUMED
                           NUMBER OF     OF TOTAL                          ANNUAL RATES OF STOCK
                          SECURITIES   OPTIONS/SARS EXERCISE OR              PRICE APPRECIATION
                          UNDERLYING    GRANTED TO  BASE PRICE               FOR OPTION TERM(2)
                            OPTIONS    EMPLOYEES IN  PER SHARE  EXPIRATION ----------------------
EXECUTIVE OFFICER        GRANTED(#)(1) FISCAL YEAR     $/SH        DATE      5% ($)     10% ($)
- -----------------        ------------- ------------ ----------- ---------- ---------- -----------
John F. Keane...........       --          --            --          --           --          --
Edward Longo............    12,000         7.1%        20.75      2/7/00       68,880     152,160
Raymond W. Paris........     9,000         5.3         20.75      2/7/00       51,660     114,120
Edward C. Sugrue........     7,500         4.5         20.75      2/7/00       43,050      95,100
Wallace Cataldo.........     7,500         4.5         20.75      2/7/00       43,050      95,100

- --------
(1) Options become exercisable in three equal annual installments commencing on the second anniversary of the date of grant.
(2) Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option terms. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

OPTION EXERCISES DURING 1995 AND YEAR END OPTION VALUES

  The following table sets forth the aggregate dollar value of all options exercised and the total number of unexercised options held, on December 31, 1995, by each of the named executive officers:

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                        NUMBER OF SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS/SARS AT    IN-THE-MONEY OPTIONS/SARS
                                                              FISCAL YEAR END (#)          AT FISCAL YEAR END ($)
EXECUTIVE                SHARES ACQUIRED     VALUE      ------------------------------- ----------------------------
OFFICER                  ON EXERCISE(#)  REALIZED($)(1)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(2)
- ---------                --------------- --------------    -------------------------    ----------------------------
John F. Keane...........        --              --                  -- /--                        -- /--
Edward Longo............      9,000         143,010                 -- /30,000                    -- /214,716
Raymond W. Paris........        --              --               18,000/22,500                252,216/161,037
Edward C. Sugrue........      7,125         118,309                 -- /18,750                    -- /106,496
Wallace Cataldo.........        --              --               17,250/15,000                230,457/ 92,902

- --------
(1) Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.
(2) The closing price for the Company's Common Stock as reported by the American Stock Exchange on December 30, 1995 (the last day of trading in
    1995) was $22.13. Value is calculated on the basis of the difference between the option exercise price and $22.13, multiplied by the number of shares of Common Stock underlying the option.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  The Company is not aware of any executive officer, director or principal stockholder who failed to comply with filing requirements under Section 16 of the Securities Exchange Act of 1934 during the year ended December 31, 1995, except that a Statement of Changes in Beneficial Ownership on Form 4 relating to a certain transaction by Mr. Paris was filed late.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee is comprised of Messrs. Hindle and Shafto and Dr. Rockart. No member of the Compensation Committee was at any time during 1995, or formerly, an officer or employee of the Company or any subsidiary of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Company's compensation policy for executive officers has been to offer competitive compensation based on the individual's performance as well as the overall performance of the Company. The Company's compensation program is intended to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

  The compensation of the Company's senior executives (other than the Chief Executive Officer) is reviewed and approved annually by the Compensation Committee based upon the recommendations of the Chief Executive Officer and the evaluation of the members of the Compensation Committee. Each of the named executive officers regularly makes presentations to the Board of Directors. As a result, the members of the Compensation Committee are personally familiar with the performance of each senior executive. The key components of executive compensation are salary, which is based on factors such as the individual's level of responsibility in comparison to similar positions in comparable companies in the industry, and stock option awards, which are intended to align the interest of such individual with the Company's long-term success as measured by the Company's share price and book value per share.

  The compensation of the Company's Chief Executive Officer is determined annually by the Compensation Committee. The Chief Executive Officer's salary in 1995 was based on a variety of factors including those described above and a comparison of the compensation of the chief executive officers of comparable companies in the industry. Mr. Keane did not participate in any decisions regarding his own compensation. The Compensation Committee believes that, although the compensation of the Chief Executive Officer is not directly related to financial performance, his compensation may be more modest than that paid to comparable industry executives. In addition, the Compensation Committee did not award any equity-based incentive compensation to the Chief Executive Officer, recognizing that his family ownership of the controlling stock interest in the Company provides sufficient motivation.

  The Compensation Committee expects that compensation levels will continue to depend primarily on each individual's personal performance as well as on the overall performance of the Company.

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company is currently considering whether to structure the performance-based portion of the compensation of its executive officers (which currently consists almost entirely of stock option grants) in a manner that complies with this statute.

     Winston R. Hindle, Jr.     John F. Rockart        Robert A. Shafto

STOCK PERFORMANCE CHART

  The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five years ended December 31, 1995 with the cumulative total return on (i) the Standard & Poor's 500 Composite Index and (ii) a peer group index* selected by the Company which includes six publicly traded companies within the Company's industry. The comparison assumes $100 was invested on December 31, 1990 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.





                           [LINE GRAPH APPEARS HERE]


                     1990      1991     1992     1993     1994     1995
- -------------------------------------------------------------------------
Keane, Inc.           100       119      186      287      378      352
Broad Market          100       130      140      155      157      216
Peer Group            100       147      159      188      282      419
- -------------------------------------------------------------------------

- --------
* The peer group index reflects the stock performance of the following companies: American Management Systems, Inc., Analysts International Corp., Computer Horizons Corp., Computer Sciences Corp., Computer Tax Group, Inc. and Techanalysis Corp.

                      CERTAIN RELATED PARTY TRANSACTIONS

  In February 1985, the Company entered into a lease, which subsequently was extended to a term of 20 years, with City Square Limited Partnership ("City Square"), pursuant to which the Company leased approximately 34,000 square feet of office and development space in a building located in Boston, Massachusetts. The Company now leases approximately 88% of this building and the remaining 12% is occupied by other tenants. John F. Keane, Chief Executive Officer, President and a director of the Company, and Wallace A. Cataldo, the Vice President-Finance and Administration of the Company, are limited partners of City Square. Based upon its knowledge of rental payments for comparable facilities in the Boston area, the Company believes that the rental payments under this lease, approximately $682,000 per year ($20.06 per square foot) until February 1996, and at prevailing market rates for the remainder of the lease term (until February 2006), plus specified percentages of any annual increases in real estate taxes and operating expenses, were, at the time the Company entered into the lease, as favorable to the Company as those which could have been obtained from an independent third party.

          APPROVAL OF AMENDMENT TO 1992 EMPLOYEE STOCK PURCHASE PLAN

  In the opinion of the Board of Directors, the future success of the Company depends, in large part, on its ability to attract, retain and motivate key employees with experience and ability. Under the Company's 1992 Employee Stock Purchase Plan (the "1992 Purchase Plan"), the Company is currently authorized to offer up to 337,500 shares of Common Stock to its employees. On December 31, 1995, 125,335 shares were available for future purchases under the 1992 Purchase Plan. Accordingly, on February 20, 1996, the Board of Directors adopted, subject to stockholder approval, an amendment (the "Purchase Plan Amendment") to the 1992 Purchase Plan increasing the number of shares of Common Stock available for purchase under the 1992 Purchase Plan by 300,000 shares to 637,500 shares and extending the Offering Date (as defined in the 1992 Purchase Plan) until the date on which a total of 637,500 shares of Common Stock have been issued under the 1992 Purchase Plan.

  The following is a summary of the material provisions of the 1992 Purchase
Plan:

ADMINISTRATION AND ELIGIBILITY

  The 1992 Purchase Plan is administered by the Board of Directors. Employees of the Company who have completed one year of continuous service are eligible to participate. Employees who are directors of the Company, who are customarily employed for 20 hours or less per week, who are customarily employed for not more than five months in any calendar year or who own more than 5% of the voting stock of the Company are not eligible to participate in the 1992 Purchase Plan.

  As of December 31, 1995, a total of 2,627 employees were eligible to participate in the 1992 Purchase Plan.

PURCHASE PRICE AND TERMS

  The price of shares purchased pursuant to the 1992 Purchase Plan is 85% of the fair market value of the Company's Common Stock on the purchase date.

  In order to exercise an option to purchase shares of Common Stock under the 1992 Purchase Plan, an employee must complete a "Payroll Deduction Authorization for Purchase of Stock" form which indicates the amount to be deducted from his or her salary and applied to the purchase of Common Stock on the last business day of each month (the "Purchase Date"). The payroll deduction may not exceed in any year the lesser of (a) 10% of the employee's compensation during the period within which he or she elects to become a participant in the 1992 Purchase Plan or (b) $5,000. So long as the form is in effect, the aggregate number of shares which the amount deducted will pay for on the last business day of each month will automatically be purchased on such date and issued in multiples of five.

AMENDMENT AND TERMINATION

  The 1992 Purchase Plan may at any time or from time to time be terminated, modified or amended by a majority vote of the stockholders of the Company. The Board of Directors may at any time or from time to time amend the 1992 Purchase Plan, except that, without the approval of a majority of the shares of stock of the Company then issued and outstanding and entitled to vote, no amendment may (a) materially increase the benefits accruing to participants under the 1992 Purchase Plan, (b) materially increase the number of shares which may be issued under the 1992 Purchase Plan, or (c) materially modify the requirements as to eligibility for participation under the 1992 Purchase Plan.

FEDERAL TAX CONSEQUENCES

  The 1992 Purchase Plan is intended to be an "employee stock purchase plan" as defined in Section 423 of the Code, which provides that the employee does not have to pay any federal income tax when he or she joins the 1992 Purchase Plan or when an offering ends and he or she receives shares of the Company's Common Stock. The employee is, however, required to pay a federal income tax on the difference, if any, between the price at which he or she sells the shares and the price he or she paid for them.

  If the employee has owned the shares for more than one year and disposes of them at least two years after the day the offering commenced, then he or she will be taxed as follows. If the market price of the shares on the date they are sold is equal to or less than the price paid for the shares under the 1992 Purchase Plan, the employee will incur a long-term capital loss in the amount equal to the price paid over the sale price. If the sale price is higher than the price paid under the 1992 Purchase Plan, the employee will have to recognize ordinary income in an amount equal to the lesser of (a) the excess of the market price of the shares on the day the offering commenced over the price paid or (b) the excess of the sale price over the price paid. Any further gain is treated as a long-term capital gain.

  If the employee sells the shares before he or she has owned them for more than one year or before the expiration of a two-year period beginning on the day the offering period commenced, then the employee will have to recognize ordinary income on the amount of the difference between the purchase price and the market price of the shares on the Purchase Date and the Company will receive an expense deduction for the same amount, subject to the limitations of Section 162(m) of the Code. The employee will recognize a long-term capital gain or loss for the difference between the sale price and the market price on the Purchase Date if the stock has been held for more than one year, and a short-term capital gain or loss if it has been held for a shorter period. Except as described above, the Company will generally not be entitled to a tax deduction upon the purchase or sale of shares under the 1992 Purchase Plan.

AWARDS GRANTED UNDER THE 1992 PURCHASE PLAN

  During 1995, a total of 79,045 shares of the Company's Common Stock were purchased under the 1992 Purchase Plan at prices ranging from $20.19 to $24.55. None of the executive officers of the Company purchased shares under the 1992 Purchase Plan during the last three years.

BOARD RECOMMENDATION

  The Board of Directors believes that the Purchase Plan Amendment is in the best interest of the Company and its stockholders and recommends a vote FOR this proposal.

                     SELECTION OF INDEPENDENT ACCOUNTANTS

  Subject to ratification by the stockholders, the Board of Directors has selected the firm of Coopers & Lybrand L.L.P., as the Company's independent accountants for the year ending December 31, 1996. If the stockholders do not ratify the selection of Coopers & Lybrand L.L.P., the Board of Directors will reconsider the matter. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

  All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses in connection with the distribution of proxy solicitation material.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the 1996 Annual Meeting of Stockholders must be received by the Company at its principal office in Boston, Massachusetts not later than December 19, 1996 for inclusion in the proxy statement for that meeting.

                                          By order of the Board of Directors,
                                          Norman B. Asher, Clerk

April 19, 1996

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING, AND WE APPRECIATE YOUR COOPERATION.

                                  KEANE, INC.

                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 29, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, revoking all prior proxies, hereby appoints John F. Keane and Norman B. Asher, and each of them, with full power of substitution, as Proxies to represent and vote as designated hereon all shares of stock of Keane, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 29, 1996, at 4:30 p.m., Boston Time, at the Hale and Dorr Conference Center, 26th Floor, 60 State Street, Boston, Massachusetts and at any adjournment thereof with respect to the matters set forth on the reverse side hereof.

         PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
                           POST-PAID RETURN ENVELOPE.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS SET FORTH BELOW.

1.  To fix the number of directors                2.  To increase by 300,000
at four and to elect a Board                          the number of shares
of Directors for the ensuing                          issuable pursuant to the
year.                                                 Company's 1992 Employee
Nominees:  John F. Keane, Winston                     Stock Purchase Plan (the
           Hindle, John F. Rockart                    "Plan") and to extend the
           and Robert A. Shafto                       Offering Date (as defined
                                                      in the Plan) until the
     FOR              WITHHELD                        date on which a total of
    /   /             /   /                           637,500 shares have been
                                                      issued under the Plan.

/   /                                            FOR        AGAINST      ABSTAIN
                                                /   /       /   /         /   /
_________________________
For all nominees except as                        3.  To ratify and approve the
noted above                                           selection by the Board of
                                                      Directors of Coopers &
                                                      Lybrand L.L.P. as the
                                                      Company's independent
                                                      accountants for the
                                                      current year.

                                                  FOR    AGAINST    ABSTAIN
                                                 /   /    /   /      /   /

                                               MARK HERE FOR ADDRESS
                                               CHANGE AND NOTE AT     /   /
                                               LEFT

                                               In their discretion, the
                                               Proxies are authorized to vote
                                               upon such other business as may
                                               properly come before the
                                               meeting or any adjournment
                                               thereof.

                                               Please sign exactly as your
                                               name appears hereon.  If the
                                               stock is registered in the
                                               names of two or more persons,
                                               each should sign.  Executors,
                                               administrators, trustees,
                                               guardians, attorneys and
                                               corporate officers should add
                                               their titles.

Signature:___________________ Date:_____ Signature:__________________ Date:_____